LEASE AGREEMENT

      This Lease Agreement is made this 18th day of September, 1997, by and between ASPEN INDUSTRIAL PARK PARTNERSHIP, a Colorado limited partnership "Landlord"), and eSOFT, a Colorado corporation ("Tenant").

                             I.  LEASE OF PREMISES

A.    DESCRIPTION.

      Landlord leases to Tenant and Tenant leases from Landlord the following described real property, and improvements thereon ("premises") located at 5335 Sterling Drive, Boulder, Colorado, and commonly known as 5335 Sterling Drive Building (the "Building"):

      See plans of the Building consisting of the north portion of the second level, a copy of which plans are attached hereto as EXHIBIT "A."

      The premises, together with one-half of common area (as defined below) contained within the Building, comprise approximately 5295 square feet.

      Tenant shall have full and unimpaired access to the premises at all times. The premises are to be delivered to Tenant in accordance with EXHIBIT "B" relating to tenant finish to be supplied by Landlord.

B.    COMMON AREAS.

      The term "common areas" means all areas or facilities whether inside or outside the premises and within the exterior boundaries of the lot on which the Building is located that are provided and designated by Landlord from time to time for the general use and convenience of Tenant and of other tenants at the Building. Facilities in the common areas include, without limitation, restrooms, pedestrian walkways, stairways, hallways, entryways, elevator, landscaped areas, sprinkler systems, machine room, sidewalks, service corridors, lighting fixtures, trash enclosures, loading areas, parking areas, and roads. Tenant shall have the non-exclusive right to use the common areas. Landlord shall maintain the common areas in good condition at all times, and shall have the right to establish and enforce reasonable rules and regulations applicable to all tenants concerning the maintenance, management, use, and operation of the common areas.

                                   II.  TERM

A.    COMMENCEMENT.

      The term shall commence at 12:01 a.m. on November 1, 1997, and, unless terminated as herein provided for, the term of the Lease shall be for three years from the commencement date.

B.    POSSESSION.

      1. If the Landlord, for any reason whatsoever, cannot deliver possession of the said premises to the Tenant at the commencement of the term hereof, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, nor shall the expiration date of the above term be in any way extended, but, in that event, all rent shall be abated during the period between the commencement of said term and the time when Landlord delivers possession. Notwithstanding the foregoing, the Tenant shall have the option to terminate this Lease if Landlord does not deliver possession of the premises within sixty (60) days of the commencement date.

      2. Notwithstanding any provision to the contrary in this Lease, Landlord agrees that the obligations for minimum rent and for Direct Expenses as set forth in Article IV shall not commence until fifteen (15) days after Tenant has received right of possession of the premises.

                               III.  COMPLETION

      On commencement of the term, the premises shall be in good condition and Landlord shall have substantially completed the construction of the premises and tenant finish to be supplied by Landlord. Tenant's taking possession of the premises on commencement of the term shall constitute Tenant's acknowledgment that the premises are in good condition. Tenant may provide Landlord with a punch-list of unsatisfactory items, which Landlord shall make good faith efforts to remedy in a timely fashion.

      With the express written permission of Landlord, Tenant shall be allowed to install tenant finish in addition to that performed by Landlord prior to the commencement date. However, if Landlord, at any time and at its reasonable discretion, determines that Tenant's activities interfere with construction efforts by Landlord or its contractors, then Tenant, upon receiving written notice from Landlord, must immediately vacate the premises and discontinue all tenant finish activities. Such written notice by Landlord shall remain in effect until the commencement date unless modified to an earlier date by Landlord.

                                   IV.  RENT

A.    RENT.

      1. Tenant shall pay for the full three (3) year term of this Lease, a minimum rent of $174,735. The Tenant covenants and agrees to pay minimum rent for the premises as follows:

                                 Monthly Rental
                        ANNUAL RENT             INSTALLMENTS

First Year Term          $ 58,245                $ 4,853.75
Second Year Term         $ 58,245                $ 4,853.75
Third Year Term          $ 58,245                $ 4,853.75

      2. All minimum rent payable hereunder shall be paid without setoff or deduction, in advance, on or before the first day of each month during the term of this Lease at the address of the Landlord set forth in Article XXII, or such other address or addresses as Landlord may hereafter determine by notice to the Tenant.

      3. Rent for any period during the term hereof which is for less than one
(1) month shall be a prorated portion of the monthly installment herein, based on a thirty (30) day month.

B. OPERATING EXPENSE ADJUSTMENTS. For the purposes of this Article, the term Direct Expenses is defined as follows:

      All direct costs of operation and maintenance, as determined by reasonable and customary practices, and shall include the following costs by way of illustration, but not be limited to: real property taxes and assessments; water and sewer charges; security systems and alarms; insurance premiums; utilities; janitorial services; snow removal; labor; window cleaning; costs incurred in the management of the Building, if any; air conditioning and heating maintenance; elevator maintenance; supplies; materials, equipment, and tools; including maintenance, costs, and upkeep of all common areas, landscaping repairs (which, for purposes of this Agreement, shall mean repairs in excess of $5,000.00) to or replacement of roofs, HVAC, plumbing, sewer, electrical, elevators, or parking areas ("Direct Expenses" shall not include depreciation on the Building of which the premises are a part of equipment therein, loan payments, executive salaries, real estate brokers' commissions or any repairs or maintenance covered by warranty or insurance).

      Tenant shall pay Landlord additional annual rent equal to twenty five percent (25%) of Direct Expenses paid or incurred by Landlord for the operation or maintenance of the Building or the lot on which the premises are a part. Such additional rent shall be paid at monthly intervals in advance upon receipt of statements of estimated charges from Landlord. At the end of each calendar year, or, at Landlord's option, at any other more frequent interval, Landlord shall provide an accounting (including copies of any invoices requested by Tenant) of Tenant's share of Direct Expenses, and Tenant's payments toward such amount during the year or interval. During the thirty (30) day period following such accounting, Landlord shall pay any excess to Tenant if payments exceed expenses, and Tenant shall pay additional rent to Landlord if expenses exceed payments. If Direct Expenses increase by more than ten percent (10%) in any year, Tenant shall have the right to inspect Landlord's invoices and records of account relating to the Direct Expenses. Tenant shall pay the cost of such inspection unless the inspection reveals an overstatement of Direct Expenses of more than ten percent (10%), in which case Landlord shall reimburse Tenant for the cost of the inspection.

      Even though the term has expired and Tenant has vacated the premises, when the final determination is made of Tenant's share of Direct Expenses for the year in which this Lease terminates, Tenant shall immediately pay any increase due over the estimated expenses paid and conversely any overpayment made in the event of said expenses decrease shall be immediately rebated by Landlord to Tenant.

C.    SECURITY DEPOSIT.

      On execution of this Lease, Tenant shall deposit with Landlord the additional sum of $4,853.75 as a security deposit for the performance by Tenant of the provisions of this Lease. If Tenant is in default, Landlord can use the security deposit, or any unapplied advance rental payments, or any portion of such funds, to cure the default or to compensate Landlord for any damages sustained by Landlord resulting from Tenant's default. Tenant shall, immediately upon demand, pay to Landlord the sum equal to the portion of the security deposit expended or applied by Landlord so as to maintain the security deposit in the sum initially deposited with Landlord. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return the security deposit to Tenant within thirty (30) days. Landlord can maintain the security deposit separate and apart from Landlord's general funds or can commingle the security deposit with Landlord's general and other funds. Landlord shall not be required to pay Tenant interest on the security deposit.

                V.  TAXES - PERSONAL PROPERTY - RESPONSIBILITY

      Tenant shall be responsible and pay for any and all taxes and/or assessments levied and/or assessed against any furniture, fixtures, equipment and items of a similar nature installed and/or located in or about the leased premises by Tenant.

                                   VI.  USE

A.    PERMITTED USES.

      Tenant shall use the premises for any manufacturing and office-warehouse use permitted by the City of Boulder on such premises.

B.    LIMITATIONS ON USE.

      Tenant shall not do, bring, or keep anything in or about the premises that will cause a cancellation of any insurance covering the premises. If the rate of any insurance carried by Landlord is increased as a result of Tenant's use, Tenant shall pay to Landlord within 10 days before the date Landlord is obligated to pay a premium on the insurance, a sum equal to the difference between the original premium and the increased premium.

      Tenant shall comply with all laws concerning the premises or Tenant's use of the premises, including, without limitation, the obligation at Tenant's cost to alter, maintain or restore the premises in compliance and conformity with all laws relating to the condition, use, or occupancy of the premises during the term. Landlord warrants conformance with all such laws at the commencement date of this Lease.

      Tenant shall not use the premises in any manner that will constitute waste or nuisance in the Building in which the premises are located, nor shall Tenant overload the floors or any part of the premises in a manner exceeding the floor loading restrictions of the Uniform Building Code as adopted by the City of Boulder.

                               VII.  MAINTENANCE

A.    LANDLORD'S MAINTENANCE.

      Landlord, at its cost, shall maintain, in good condition, (i) the structural parts of the Building and other improvements in which the premises are located, which structural parts include only the foundations, bearing and exterior walls (including glass and doors), sub-flooring, and roof; (ii) the unexposed electrical, plumbing, and sewage systems, including, without limitation, the lighting fixtures installed by Landlord pursuant to EXHIBIT "B" (but not including replacement of bulbs, tubes or ballasts) and including those portions of the systems lying outside the premises; and (iii) window frames, gutters, and roof drains on the Building and other improvements in which the premises are located; provided however, if the maintenance or repairs are required in part or in whole by the act, neglect, fault or omission of any duty by the Tenant, its agents, servants, employees, and invitees, the Tenant shall, at Tenant's sole cost and expense, make such repairs and maintenance as are necessary to restore the premises to a good condition. Landlord, at its cost, shall also make any necessary major repairs to or replacements of roofs, HVAC, plumbing, sewer, electrical, elevators, and parking areas.

B.    TENANT'S MAINTENANCE.

      Except as provided in the previous subparagraph, Tenant, at its cost, shall maintain, in good condition, all portions of the premises, including, without limitation, all Tenant's personal property, carpet, and flooring. Tenant shall be liable for any damage to the Building in which the premises are located resulting from the acts or omissions of Tenant or its authorized representatives.

                              VIII.  ALTERATIONS

      Tenant shall not make any structural or exterior alterations to the premises without Landlord's consent. Tenant, at its cost, shall have the right to make non-structural alterations to the interior of the premises, subject to Landlord's prior approval, which shall not be unreasonably withheld or delayed. Tenant shall submit reasonably detailed final plans and specifications and working drawings of the proposed Tenant finish five days before it intends to commence the alterations. The alterations shall be approved by all appropriate governmental agencies and all applicable permits and authorizations shall be obtained before commencement. Any alterations made shall remain on and be surrendered with the premises on expiration or termination of the term of this Lease, unless otherwise agreed in writing. However, Landlord shall not unreasonably withhold its consent to Tenant removing alterations installed by Tenant, so long as Tenant repairs any damage caused by such removal.

                             IX.  MECHANIC'S LIENS

      Tenant shall pay all costs for construction done by it or caused to be done by it on the premises as permitted by this Lease. Tenant shall keep the Building, other improvements, and land of which the premises are a part free and clear of all mechanic's liens resulting from construction by or for Tenant. Tenant shall have the right to contest the correctness or validity of any such lien if, immediately on demand by Landlord, Tenant procures a bond in an amount equal to one and one-half times the amount of the claim of lien.

      Landlord shall have the right to require Tenant's contractor(s) to furnish to both Tenant and Landlord adequate lien waivers on work completed. Landlord reserves the right to post notices in leased premises that Landlord is not responsible for payment of work performed and that Landlord's interest is not subject to any lien.

                                 X.  UTILITIES

      Tenant shall pay for all gas, electric, and telephone utilities and services supplied to the premises, together with any taxes thereon. Such services shall be metered separately to the premises, and, in addition, Landlord's separate gas and electric meter will also be connected to the common area facilities. Tenant shall make all arrangements for and pay all utilities and services furnished to or used by it. For services not separately metered to the premises, but which are furnished jointly for the benefit of Tenant and selected other tenants in the Building, Tenant shall pay Landlord the reasonable portion, as determined by Landlord, of all charges for such jointly provided services.

                    XI.  LIABILITY INDEMNITY AND INSURANCE

A.    INDEMNITY.

      Tenant will indemnify and hold Landlord harmless from and against any and all claims, losses, expenses, costs, judgments, and/or demands arising from the conduct of Tenant in or about the premises and/or on account of any operation or action by Tenant and/or from and against all claims arising from any breach or default on the part of Tenant or any act of negligence of Tenant, its agents, contractors, servants, employees, licensees, or invitees, or any accident, injury or death of any person or damage to any property in or about the premises. Tenant's obligation to indemnify and hold Landlord harmless shall include Landlord's reasonable attorney's fees, and shall be limited to the sum that exceeds the amount of insurance proceeds, if any, received by Landlord.

B.    PUBLIC LIABILITY AND PROPERTY DAMAGE INSURANCE.

      Tenant, at its costs, shall maintain general liability insurance, with liability limits of not less than $1,000,000.00 for each occurrence of bodily injury and $200,000.00 property damage, insuring against all liability of Tenant and its authorized representatives arising out of any connection with Tenant's use or occupancy of the premises. All general liability insurance shall insure performance by Tenant of the indemnity provisions of this

Article. The Landlord shall be named as an additional insured and the Tenant shall deliver certificates of insurance to the Landlord.

C.    TENANT'S FIRE INSURANCE.

      Tenant, at its cost, shall maintain on all of its personal property in, on or about the premises, a standard policy of property insurance, with "all risk" coverage, to the extent of at least 100% of full replacement value. The proceeds from any such policy shall be used by Tenant for the restoration of Tenant's improvements or alterations.

D.    FIRE INSURANCE ON BUILDING AND OTHER IMPROVEMENTS.

      Landlord shall maintain on the Building and other improvements in which the premises are located a policy of property insurance with all risk coverage insurance to the extent of at least one hundred percent (100%) of full replacement value. The insurance policy shall be issued in the names of Landlord, and Landlord's lender, as their interests appear. The insurance policy shall also provide coverage for rental value insurance, including all operating expenses, for a period of one year. The insurance policy shall provide that all proceeds shall be made payable to Landlord. The cost of such insurance shall be passed on to Tenant as part of the operating expenses for the Building pursuant to paragraph IV.B.

E.    WAIVER OF SUBROGATION.

      The parties release each other, and their respective authorized representatives, from any claims for damages to any person or to the premises and the Building or other improvements in which the premises are located, and to the fixtures, personal property, Tenant's improvements, and alterations of either Landlord or Tenant in or on the premises and the Building or other improvements in which the premises are located that are caused by or result from risks insured against under any insurance policies carried by the parties and in force at the time of such damage. Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all rights of recovery by way of subrogation against either party in connection with any damage covered by any policy.

F.    OTHER INSURANCE REQUIREMENTS.

      All the insurance required under this Lease shall be issued with insurance companies authorized to do business in the State of Colorado, and shall contain an endorsement requiring thirty (30) days' written notice from the insurance company to both parties and to Landlord's lender before cancellation or change in the coverage, scope, or amount of any policy. Each policy, or a certificate of the policy, together with evidence of payment of premiums, shall be deposited with the other party at the commencement of the Lease, and on renewal of the policy not less than twenty (20) days before expiration of the term of the policy.

                          XII.  PROTECTIVE COVENANTS

      Tenant shall faithfully observe and comply with the covenants, conditions, and restrictions set forth in a Declaration of Covenants of Aspen Industrial Park Subdivision recorded with the Boulder County Clerk and Recorder on November 11, 1979 (the "Covenants") as Reception No. 363409, as amended. Tenant hereby acknowledges having received a copy of such Covenants with the execution of this Lease. Landlord reserves the right from time to time to make all reasonable modifications to said Covenants. The additions and modifications to those Covenants shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the nonperformance of any said Covenants by any other tenants or occupants provided that Landlord makes a good faith effort to enforce the Covenants when it has actual knowledge of a violation.

                              XIII.  DESTRUCTION

A.    RISK COVERED BY INSURANCE.

      If, during the term, the premises or the Building and other improvements in which the premises are located are totally or partially destroyed from a risk covered by the insurance described in Article XI, rendering the premises totally or partially inaccessible or unusable, Landlord shall restore the premises or the Building and other improvements in which the premises are located to substantially the same condition as they were in immediately before destruction. Such destruction shall not terminate this Lease. If the existing laws do not permit the restoration, either party can terminate this Lease immediately by giving notice to the other party. Furthermore, if such restoration can not be accomplished within 90 days from the date of destruction, either party shall have the option to terminate this Lease immediately by giving notice to the other party.

      If the projected cost of restoration exceeds the amount of proceeds received from the insurance required under Article XI, Landlord can elect to terminate this Lease by giving notice to Tenant within fifteen (15) days after determining that projected restoration costs will exceed the insurance proceeds. In the case of destruction to the premises only, if Landlord elects to terminate this Lease, Tenant, within fifteen (15) days after receiving Landlord's notice to terminate, can elect to pay to Landlord, at the time Tenant notifies Landlord of its election, the difference between the amount of insurance proceeds and the cost of restoration, in which case Landlord shall restore the premises.

Landlord shall give Tenant satisfactory evidence that all sums contributed by Tenant as provided in this paragraph have been expended by Landlord in paying the cost of restoration.

      If Landlord elects to terminate this Lease and Tenant does not elect to contribute toward the cost of restoration as provided in this paragraph, this Lease shall terminate.

B.    RISK NOT COVERED BY INSURANCE.

      If, during the term, the premises or the Building and other improvements in which the premises are located are totally or partially destroyed from a risk not covered by the insurance described in Article XI, rendering the premises totally or partially inaccessible or unusable, Landlord shall restore the premises or the Building and other improvements in which the premises are located to substantially the same condition as they were in immediately before destruction. Such destruction shall not terminate this Lease. If the existing laws do not permit the restoration, either party can terminate this Lease immediately by giving notice to the other party. Furthermore, if such restoration can not be accomplished within 90 days from the date of destruction, either party shall have the option to terminate this Lease immediately by giving notice to the other party.

      If the projected cost of restoration exceeds ten percent (10%) of the projected value following restoration of the premises or the Building and other improvements in which the premises are located that are destroyed, Landlord can elect to terminate this Lease by giving notice to Tenant within fifteen (l5) days after determining projected restoration costs and replacement value.

      In the case of destruction to the premises only, if Landlord elects to terminate this Lease, Tenant, within fifteen (15) days after receiving Landlord's notice to terminate, can elect to pay to Landlord, at the time Tenant notifies Landlord of its election, the difference between ten percent (10%) of the projected value of the premises following destruction and the actual costs of restoration, in which case Landlord shall restore the premises. Landlord shall give Tenant satisfactory evidence that all sums contributed by Tenant as provided in this paragraph have been expended by Landlord in paying the cost of restoration.

      If Landlord elects to terminate this Lease and Tenant does not elect to perform the restoration or contribute toward the cost of restoration as provided in this paragraph, this Lease shall terminate.

C.    RIGHT TO TERMINATE ON PARTIAL DESTRUCTION.

      If there is destruction to the Building and other improvements in which the premises are located that exceeds thirty-three and one-third percent (33 1/3%) of the then replacement value of the Building and other improvements from any risk, Landlord can elect to terminate this Lease whether or not the premises are destroyed, as long as Landlord terminates the leases of all tenants in the Building and other improvements.

D.    ABATEMENT OR REDUCTION OF RENT.

      In the event of destruction of all or a portion of the premises or the Building and other improvements in which the premises are located, there shall be an abatement or reduction of rent, between the date of destruction and the date of completion of restoration, based on the extent to which the destruction interferes with Tenant's use of the premises.

                              XIV.  CONDEMNATION

A.    TOTAL TAKING.

      If, during the term or during the period of time between the execution of the Lease and the date the term commences, there is any transfer by Landlord to any condemning governmental agency, either under threat of condemnation, during legal proceedings for condemnation, or by exercise of the power of condemnation, and the premises are totally taken by such condemnation, this Lease shall terminate on the date of taking.

B.    PARTIAL TAKING.

      If any portion of the premises including the common areas is taken by condemnation, this Lease shall remain in effect, except that Tenant can elect to terminate this Lease if the remaining portion is rendered unsuitable for Tenant's continued use of the premises. If Tenant elects to terminate this Lease Tenant must exercise its right to terminate by giving notice to Landlord within thirty (30) days after Landlord has given notice to Tenant of the nature and the extent of the taking. If Tenant does not terminate this Lease within the thirty-day period, this Lease shall continue in full force and effect, except that minimum monthly rent shall be reduced pursuant to this Article.

      Subject to the preceding paragraph, if the Building or other improvements which are a part of the premises is taken by condemnation, this Lease shall remain in full force and effect, except that if fifty percent (50%) or more of the Building or other improvements which are a part of the premises is taken by condemnation, Landlord shall have the election to terminate this

Lease pursuant to this paragraph. If Landlord elects to terminate this Lease, it must terminate by giving notice to Tenant within thirty (30) days after the nature and the extent of the taking have been finally determined. If this Lease is not terminated within the thirty-day period, it shall continue in full force and effect, except minimum monthly rent shall be reduced pursuant to this Article.

C.    EFFECT ON RENT.

      If any portion of the premises is taken by condemnation and this Lease remains in full force and effect, on the date of taking the minimum monthly rent shall be reduced by an amount that is in the same ratio to minimum monthly rent as the total number of square feet in the premises taken bears to the total number of square feet in the premises immediately before the date of taking.

D.    DISTRIBUTION OF AWARD.

      All compensation, sums, or anything of value awarded, paid or received on a total or partial condemnation shall belong to and be paid to Landlord. Tenant shall be entitled to maintain a separate action for any of its fixtures or personal property taken.

                          XV.  ENVIRONMENTAL MATTERS

A.    DEFINITIONS.

      1.    HAZARDOUS MATERIAL.  Hazardous Material means any substance:

            (a) which is or becomes defined as a "hazardous material," "hazardous waste," "hazardous substance," "regulated substance," pollutant or contaminant under any federal, state or local statute, regulation, rule, order, or ordinance or amendments thereto, including petroleum and petroleum products; or

            (b) the presence of which on the leased premises causes or threatens to cause a nuisance upon the premises or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the leased premises or requires investigation or remediation under any federal, state or local statute, regulation, rule, order, or ordinance or amendments thereto.

      2. ENVIRONMENTAL REQUIREMENTS. Environmental Requirements means all applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorization, concessions, franchises, and similar items, of all governmental agencies, departments, commissions, boards, bureaus, or instrumentalities, of the United States, states and political subdivisions thereof and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment.

      3. ENVIRONMENTAL DAMAGES. Environmental Damages means all claims, judgments, injuries, damages (including without limitation damages for diminution in the value of the leased premises and adjoining property and for the loss of business from the leased premises and adjoining property), losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs, and expenses of investigation and defense of any claim, and of any good faith settlement of judgment, or whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including without limitation reasonable attorneys' fees and disbursements and consultants' fees, any of which are incurred at any time as a result of the existence of "Hazardous Material" upon, about, beneath the leased premises or migrating or threatening to migrate to or from the leased premises or the existence of a violation of "Environmental Requirements" pertaining to the leased premises.

B.    OBLIGATION TO INDEMNIFY DEFEND AND HOLD HARMLESS.

      1. Tenant, its successors, assigns and guarantors, agree to indemnify, defend, reimburse and hold harmless the following persons from and against any and all "Environmental Damages" arising from activities of Tenant or its employees, agents, or invitees which (a) result in the presence of "Hazardous Materials" upon, about or beneath the leased premises or migrating to or from the leased premises, or (b) result in the violation of any "Environmental Requirements" pertaining to the leased premises and the activities thereon:

            (a)   Landlord;

            (b) any other person who acquires a portion of the leased premises in any manner, including but not limited to through purchase, at a foreclosure sale or otherwise through the exercise of the rights and remedies of Landlord under this Lease; and

            (c) the directors, officers, shareholders, employees, partners, agents, contractors, subcontractors, experts, licensees, affiliates, lessees, mortgages, trustees, heirs, devisees, successors, assigns and invitees of such persons.

      2. This obligation shall include, but not be limited to, the burden and expense of defending all claims, suits and administrative proceedings (with counsel reasonably approved by the indemnified parties), and conducting all negotiations of any description, and paying and discharging, when and as the same become due, any and all judgments, penalties or other sums due against such indemnified persons. Tenant, at it sole expense, may employ additional counsel of its choice to associate with counsel representing Landlord.

      3. The obligations of Tenant in this section shall survive the expiration or termination of this Lease.

C.    NOTIFICATION.

      If Tenant shall become aware of or receive notice or other communication concerning any actual, alleged, suspected or threatened violation of "Environmental Requirements," or liability of Tenant for "Environmental Damages" in connection with the leased premises or past or present activities of any person thereon, or that any representation set forth in this Agreement is not or is no longer accurate, then Tenant shall deliver to Landlord, within ten days of the receipt of such notice, or communication or correcting information by Tenant, a written description of such information or condition, together with copies of any documents evidencing same.

D.    NEGATIVE COVENANTS.

      1. NO HAZARDOUS MATERIAL ON PREMISES. Except in strict compliance with all Environmental Requirements, Tenant shall not cause, permit or suffer any "Hazardous Material" to be brought upon, treated, kept, stored, disposed of, discharged, released, produced, manufactured, generated, refined or used upon, about or beneath the leased premises or any portion thereof by Tenant, its agents, employees, contractors, tenants or invitees, or any other person without prior written consent of Landlord.

      2. NO VIOLATIONS OF ENVIRONMENTAL REQUIREMENTS. Tenant shall not cause, permit or suffer the existence or the commission by Tenant, its agents, employees, contractors, or invitees, or by any other person of a violation of any "Environmental Requirements" upon, about or beneath the leased premises or any portion thereof.

E.    RIGHT TO INSPECT.

      Subject to the notice, accompaniment, and confidentiality provisions contained above, Landlord shall have the right in its sole and absolute discretion, but not the duty, to enter and conduct an inspection of the leased premises at any reasonable time to determine whether Tenant is complying with the terms of this Lease, including but not limited to the compliance of the leased premises and the activities thereon with "Environmental Requirements" and the existence of "Environmental Damages." Tenant hereby grants to Landlord the right to enter the leased premises and to perform such tests on the leased premises as are reasonably necessary in the opinion of Landlord to conduct such reviews and investigations. Landlord shall use reasonable efforts to minimize interference with the business of Tenant but Landlord shall not be liable for any interference caused thereby. Tenant shall provide to Landlord copies of all manifests, permits, reports, test results, and analyses submitted to any environmental agency within ten (10) days of submittal.

F.    RIGHT TO REMEDIATE.

      Should Tenant fail to perform or observe any of its obligations or agreements pertaining to "Hazardous Materials" or "Environmental Requirements," then Landlord shall have the right, but not the duty, without limitation upon any of the rights of Landlord pursuant to this Lease, to enter the leased premises personally or through its agents, consultants or contractors and perform the same. Tenant agrees to indemnify Landlord for the costs thereof and liabilities therefrom as set forth in section A above.

                               XVI.  ASSIGNMENT

A.    PROHIBITION.

      Tenant shall not voluntarily assign or encumber its interest in this Lease or in the premises, or sublease all or any part of the premises, or allow any other person or entity (except Tenant's authorized representatives) to occupy or use all or any part of the premises, without first obtaining the Landlord's written consent, which shall not be unreasonably withheld or delayed. Landlord hereby consents to a sublease of a portion of the premises to Daryl Yurek provided Landlord is furnished acceptable financial statements, terms of the sublease and acceptable plans for the business he intends to conduct. Any assignment, encumbrance, or sublease without Landlord's consent shall be voidable and, at Landlord's election, shall constitute a default. No consent to any assignment, encumbrance or sublease shall constitute a further waiver of the provisions of this paragraph, nor shall any such assignment or subletting relieve Tenant of any of its obligation hereunder, although performance of the obligations hereunder by assignees or subtenants shall be considered as performance by the Tenant.

B.    INVOLUNTARY ASSIGNMENT.

      No interest of Tenant in this Lease shall be assignable by operation of law (including, without limitation, the transfer of this Lease by will or intestacy), by assignment for the benefit of creditors, by a writ of attachment or execution, or by any proceeding or action to which Tenant is a party in which a receiver is appointed with authority to take possession of the premises. Any of such actions shall constitute a default by Tenant and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant.

                                XVII.  DEFAULT

A.    TENANT'S DEFAULT.

      The occurrence of any of the following shall constitute a default by
Tenant:

            1. Failure to pay rent when due, if the failure continues for fifteen (15) business days after written notice has been given to Tenant.

            2. Failure to perform any other provision of this Lease if the failure to perform is not cured within thirty (30) days after notice has been given to Tenant. If the default cannot reasonably be cured within thirty days, Tenant shall not be in default of this Lease if Tenant commences to cure the default within the thirty day period and diligently and in good faith continues to cure the default.

      Notices given under this paragraph shall specify the alleged default and the applicable Lease provisions, and shall demand that Tenant perform the provisions of this Lease or pay the rent that is in arrears, as the case may be, within the applicable period of time, or quit the premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord so elects in the notice.

B.    LANDLORD'S REMEDIES.

      Landlord shall have the following remedies if Tenant commits a default. These remedies are not exclusive; they are cumulative in addition to any remedies now or later allowed by law.

            1. TENANT'S RIGHT TO POSSESSION NOT TERMINATED. Landlord can continue this Lease in full force and effect, and the Lease will continue in effect as long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect rent when due. During the period Tenant is in default, Landlord can enter the premises and relet them, or any part of them, to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all reasonable costs Landlord incurs in re-letting the premises, including, without limitation, broker's commissions, expenses of remodeling the premises required by the reletting, and like costs. Re-letting can be for a period shorter or longer than the remaining term of this Lease. Tenant shall pay to Landlord the rent due under this Lease on the dates the rent is due, less the rent Landlord receives from any re-letting. No act by Landlord allowed by this paragraph shall terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease. After Tenant's default and for as long as Landlord does not terminate Tenant's right to possession of the premises, if Tenant obtains Landlord's consent, Tenant shall have the right to assign or sublet its interest in this Lease, but Tenant shall not be released from liability. Landlord's consent to a proposed assignment or subletting shall not be unreasonably withheld.

            2. TERMINATION OF TENANT'S RIGHT TO POSSESSION. Landlord can terminate Tenant's right to possession of the premises at any time during default. No act by Landlord other than giving notice to Tenant shall terminate this Lease. Landlord's efforts to re-let the premises shall not constitute a termination of Tenant's right to possession. On termination, Landlord has the right to recover from Tenant: (a) the worth at the time of the award of the unpaid rent that had been earned at the time of the termination of lease; (b) the worth at the time of the award of the amount by which the unpaid rent that would have been earned after the date of the termination of this Lease until the time of the award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided;
      (c) the worth at the time of the award of the amount by which the unpaid rent for the balance of the term after the time of the award exceeds the amount of loss of rent that Tenant proves could have been reasonably avoided; and (d) courts costs.

            3. LANDLORD'S RIGHT TO CURE. Landlord, at any time after Tenant commits a default, can cure the default at Tenant's cost. If Landlord at any time, by reason of Tenant's default, pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due immediately from Tenant to Landlord at the time the sum is paid, and if paid at a later date shall bear interest at the rate of eighteen percent (18%) per annum from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. The sum, together with interest on it, shall be additional rent.

C. LATE CHARGES. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent or other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. The costs include, but are not limited to, processing and accounting charges, and late charge which may be imposed upon Landlord by terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or of a sum due from Tenant shall not be received by Landlord or Landlord's designee within fifteen (15) days after the amount is due, Tenant shall pay Landlord a late charge equal to five percent (5%) multiplied by the amount of past due sums. The parties agree that the late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of the late payment by Tenant. Acceptance of such late charges by the Landlord shall in no event constitute a wavier of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted under of this Lease or by operation of law, including Landlord's right to collect interest on past due sums.

D. INTEREST ON UNPAID RENT. Rent not paid when due shall bear interest at a rate of eighteen percent (18%) per annum from the date due until paid.

E.    TENANT'S RIGHT TO CURE LANDLORD'S DEFAULT.

      Landlord shall be in default of this Lease if it fails or refuses to perform any provision of this Lease that it is obligated to perform if the failure to perform is not cured within thirty (30) days after notice of the default has been given by Tenant to Landlord. If the default cannot reasonably be cured within thirty days, Landlord shall not be in default of this Lease if Landlord commences to cure the default within the thirty day period and diligently and in good faith continues to cure the default.

      Tenant, at any time after Landlord commits a default, can cure the default at Landlord's cost. If Tenant, at any time, by reason of Landlord's default, pays any sum or does any act that requires the payment of any sum, the sum paid by Tenant shall be due immediately from Landlord to Tenant at the time the sum is paid, and if paid at a later date shall bear interest at the rate of eighteen percent (18%) per annum from the date the sum is paid by Tenant until Tenant is reimbursed by Landlord. Tenant shall have no right to withhold from future rent due any sums Tenant has paid.

                                 XVIII.  SIGNS

      All signs and advertising displayed in and about the premises, including signs and advertising displayed in, or visible through, windows shall be such only as to advertise the business carried on upon the premises, and Landlord shall control the character and size thereof. No sign or advertising shall be displayed prior to written consent by Landlord and no awning shall be installed or used on the exterior of the Building in which the premises are a part without prior written consent of Landlord. Tenant shall not install any exterior signs nor any interior signs intended to be displayed through exterior windows. Landlord shall install and maintain a main building directory and the expenses of such directory shall be passed on to Tenant as part of the operating expenses for the Building pursuant to paragraph IV.B.

                            XIX.  LANDLORD'S ACCESS

      Tenant shall permit Landlord, Landlord's mortgagees and their agents to enter the premises at reasonable times for the purpose of inspecting the same, of making repairs, additions, or alterations thereto or to the Building, and of the showing the premises to prospective purchasers and lenders, and to prospective tenants during the last ninety (90) days of Tenant's lease term. At any time during the last ninety (90) days of Tenant's lease term, Landlord may place signs upon the premises advertising the availability of the same. Landlord acknowledges that Tenant's business involves proprietary information, materials, and processes of a highly confidential nature. Accordingly, any entry into the premises by Landlord or anyone claiming by, through, or under Landlord, shall require at least twenty four (24) hours advance notice to Tenant with the names and business affiliations of those persons who desire to enter the premises, and the purpose for which such persons desire to enter the premises. All persons entering the premises may be required to sign in and provide appropriate identification, and may be escorted by a representative of Tenant. Tenant shall have the right to deny entry to any individual based upon Tenant's reasonable belief that permitting entry by such individual could compromise Tenant's confidential or proprietary information.

      Landlord reserves the right of free access at all times to the roof of the premises and to the common areas. Tenant shall not use the roof for any purpose without the written consent of the Landlord.

                        XX.  SUBORDINATION AND ESTOPPEL

A.    SUBORDINATION ATTORNMENT.

      Upon request of the Landlord, Tenant will, in writing, subordinate its rights hereunder to the lien of any first mortgage or first deed of trust to any bank, insurance company or other lending institution, now or hereafter in force against the land and Building of which the premises are a part, and upon any building hereafter placed upon the land of which the premises are a part, and to all advances made or hereafter to be made upon the security thereof.

      In the event any proceedings are brought for foreclosure or in the event of the exercises of the power of sale under any mortgage or deed of trust made by the Landlord covering the premises, the Tenant shall attorn to the purchaser upon any such foreclosure of sale and recognize such purchases as the Landlord under this Lease.

      The provisions of this Article to the contrary not withstanding, and so long as Tenant is not in default hereunder, this Lease shall remain in full force and effect for the full term hereof.

B.    ESTOPPEL CERTIFICATES.

      Each party, within ten (10) days after notice from the other party, shall execute and deliver to the other party, in recordable form, a certificate stating that this Lease is unmodified and in full force and effect or in full force and effect as modified, and stating the modifications. The certificate also shall state the amount of minimum monthly rent, the dates to which the rent has been paid in advance, and the amount of any security deposit or prepaid rent.

                          XXI.  FINANCIAL STATEMENTS

      A current financial statement of Tenant shall be provided to Landlord upon execution hereof and annually thereafter if so requested by Landlord. All such statements shall be kept strictly confidential by Landlord and not disclosed to third parties or used for any other purposes than to verify the financial ability of Tenant to perform under this Lease.

                                 XXII.  NOTICE

      Any notice or communication that either party desires or is required to give to the other party shall be in writing and either served personally or sent by prepaid, first class mail. All notices and demands by the Landlord to the Tenant shall be sent addressed to the Tenant, ATTN: Wayne Farlow, President & CEO, 5335 Sterling Drive, Boulder, Colorado 80301, or to such other place as Tenant may from time to time designate in a notice to Landlord. All notices and demands by the Tenant to the Landlord shall be sent addressed to the Landlord at HPS Division of MKS Instruments, Inc., ATTN: William D. Stewart III, 5330 Sterling Drive, Boulder, Colorado 80301, or to such other place as Landlord may from time to time designate in a notice to Tenant. Notice shall be deemed communicated within forty-eight (48) hours from the time of mailing if mailed as provided in this paragraph.

                                XXIII.  WAIVER

      No delay or omission in the exercise of any right or remedy of Landlord on any default of Tenant shall impair such a right or remedy or be construed as a waiver. The receipt and acceptance by Landlord of delinquent rent shall not constitute a waiver of any other default; it shall constitute only a waiver of timely payment for the particular rent payment involved. No act or conduct of Landlord, including, without limitation, the acceptance of the keys to the premises, shall constitute an acceptance of the surrender of the premises by Tenant before the expiration of the term. Only a notice from Landlord to Tenant shall constitute acceptance of the surrender of the premises and accomplish a termination of the Lease. Any waiver by Landlord of any default must be in writing and shall not be deemed a waiver of any other default concerning the same or any other provision of this Lease.

                            XXIV.  SALE OF PREMISES

      In the event of any sale of the Building, Landlord shall be and is hereby entirely freed and relieved of, all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale; and the purchaser, at such sale or any subsequent sale of the premises shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of the Landlord under this Lease.

                             XXV.  ATTORNEYS' FEES

      In the event of any action or proceeding arising out of this Lease, its interpretation, or the performance or breach of either party hereunder, the prevailing party shall be entitled to recover all of its costs and expenses incurred in connection therewith, including reasonable attorneys' fees and expert witness fees, in addition to any other relief to which such party may be entitled.

                 XXVI.  SURRENDER OF PREMISES AND HOLDING OVER

      On expiration of the term, Tenant shall surrender to Landlord the premises and all Tenant's improvements and alterations in good condition (ordinary wear and tear excepted), except for alterations that Tenant is obligated or permitted to remove pursuant to an agreement between Landlord and Tenant. Tenant shall perform all restoration made necessary by the removal of any alterations prior to the expiration of the term.

      If Tenant, with Landlord's consent, remains in possession of the premises after expiration of the term, or after the date in any notice given by Landlord to Tenant terminating this Lease, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on thirty (30) days, notice given at any time by either party. During any such month-to-month tenancy, Tenant shall pay all rent required by this Lease, and all provisions of this Lease except those pertaining to term and rent shall apply to the month-to-month tenancy.

      If Tenant shall remain in possession of the premises after the termination of this Lease, whether by expiration of the Lease term or otherwise, without any written agreement to such possession, then Tenant shall be deemed a month-to-month tenant and rent rate during such holdover tenancy shall be equivalent to 1.5 times the monthly rent paid for the last month of tenancy under this Lease. No holding over by Tenant shall operate to renew or extend this Lease without the written consent of Landlord to such renewal or extension having been first obtained. Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in surrendering possession of the premises, including, without limitation, any claims made with regard to any succeeding occupancy bounded by such holdover period.

                      XXVII.  ACTS OR OMISSIONS OF OTHERS

      Landlord, or its employees or agents, or any of them, shall not be responsible or liable to Tenant or to Tenant's guests, invitees, employees, agents or any other person or entity, for any loss or damage that may be caused by the acts or omissions of other tenants, their guests or invitees, occupying any other part of the Building or by persons who are trespassers on or in the Building, or for any loss or damage caused by or resulting from the bursting, stoppage, backing up, or leaking of water, gas, electricity or sewer" or caused in any other manner whatsoever, unless such loss or damage is caused by or results from the negligent acts of the Landlord, its agents or contractors.

                     XXVIII.  EARLY TERMINATION PROVISIONS

      If Landlord cannot reasonably accommodate Tenant's expansion requirements during the term of the this Lease, Tenant reserves the right of early termination of this Lease upon 120 days' advance written notice to Landlord and upon reimbursing Landlord at the time of termination for the unamortized (over a thirty-six (36) month period) balance of the following expenses relating to the lease of the premises: (a) $26,000 of tenant finish supplied by Landlord, (b) commissions paid by Landlord in connection with granting this lease, and (c) reasonable legal fees.

                        XXIX.  MISCELLANEOUS PROVISIONS

A.    AUTHORITY OF PARTIES.

      1. CORPORATE AUTHORITY. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of the corporation, in accordance with a duly adopted resolution of the board of directors of said corporation or in accordance with the bylaws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

      2. LIMITED PARTNERSHIPS. If the Landlord herein is a limited partnership, it is understood and agreed that any claims by

Tenant on Landlord shall be limited to the assets of the limited partnerships, and furthermore, Tenant expressly waives any and all rights to proceed against the individual partners or the officers, directors or shareholders of any corporate partner, except to the extent of their interest in said limited partnership.

B.    NAME.

      Tenant shall not use the name of the Building or of the" development in which the Building is situated for any purpose other than as an address of the business to be conducted by the Tenant in the premises.

C.    CONSTRUCTION OF TERMS.

      Time shall be of the essence of each provision of this Lease. This Lease shall be construed and interpreted in accordance with the laws of the State of Colorado. This Lease contains all the agreements of the parties and cannot be modified or amended except by a written agreement.

D.    REPRESENTATIONS.

      Tenant declares that in entering into this Lease, it relied solely upon the statements contained in this Lease and fully understands that no agents or representatives of the Landlord have authority to in any manner change, add to, or detract from the terms of this Lease. Tenant acknowledges and agrees that it has not relied on any statements, representations, agreements, or warranties, except as are expressed herein.

E.    RIGHTS UNDER THIS LEASE.

      If any term, covenant, or provision of this Lease shall to any extent be invalid or unenforceable, the remainder of this Lease shall nevertheless be valid and enforceable. All of the rights given herein are cumulative and are given without any other rights or of remedies of Landlord.

F.    MEMORANDUM OF LEASE.

      Neither party shall record this Lease. However, upon request by Tenant, Landlord shall execute a Memorandum of Lease which Tenant may record. The Memorandum of Lease shall state only the address and legal description of the premises, the identity of the Landlord and of the Tenant, and the term of the Lease.

      IN WITNESS WHEREOF, the parties have executed this Lease as of day and year first written above.

LANDLORD:                           TENANT:

ASPEN INDUSTRIAL PARK               eSOFT, a Colorado corporation
PARTNERSHIP, a Colorado
limited partnership


By:  /s/ William D. Stewart, III    By:  /s/ Wayne Farlow
   ------------------------------      ----------------------------------
   William D. Stewart III,             Wayne Farlow
   General Partner                     President and CEO